As filed with the Securities and Exchange Commission on January 9, 1997.
                                        Registration No. 33-94454

                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                           TO FORM S-4
                               ON
                             FORM SB-2
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Superior Energy Services, Inc.
          (Exact name of registrant as specified in its charter)

      Delaware               1503 Engineers Road           75-2379388
(State or other jurisdiction   P. O. Box 6220            (I.R.S.Employer
of incorporation or organization)New Orleans, LA  70174 Identification No.)

                               (504) 393-7774
              (Address, including zip code, and telephone
               number, including area code, of the registrant's
                         principal executive offices)


                              Terence E. Hall
                        Superior Energy Services, Inc.
                            Chairman of the Board,
                    Chief Executive Officer and President
                             1503 Engineers Road
                                P. O. Box 6220
                         New Orleans, Louisiana 70174
                                (504) 393-7774
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                           William B. Masters, Esq.
                     Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                            201 St. Charles Avenue
                        New Orleans, Louisiana  70170
                          Fax:  (504)  582-8278

       Approximate date of commencement of proposed sale to the public:
 From time to time after this Registration Statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       This Post-Effective Amendment shall become  effective  in accordance with
Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

                        SUPERIOR ENERGY SERVICES, INC.


      Pursuant to this Registration Statement, Superior Energy Services, Inc. ("Superior") registered the resale of 158,332 shares of its common stock (the "Shares") on behalf of the persons listed therein as "Selling Stockholders" (the "Selling Stockholders"). In connection with the registration, Superior agreed to use its best efforts to maintain the effectiveness of this Registration Statement for the Shares until June 5, 1996. As of the date hereof, to Superior's knowledge, 8,333 of the Shares have been sold pursuant to this Registration Statement. Accordingly, Superior hereby removes from registration hereunder the remaining 149,999 Shares registered under this Registration Statement as being sold by the Selling Stockholders.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on January 9, 1997.

                                          SUPERIOR ENERGY SERVICES, INC.


                                          By:     /s/ Terence E. Hall
                                              ___________________________
                                                    Terence E. Hall
                                                 Chairman of the Board,
                                         Chief Executive Officer and President


                              POWER OF ATTORNEY

      KNOW ALL MEAN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Terence E. Hall, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Signature                       Title                   Date


/s/ Terence E. Hall          Chairman of the Board,    January 9, 1997
______________________ Chief Executive Officer and President
    Terence E. Hall     (Principal Executive Officer)

/s/ Robert S. Taylor       Chief Financial Officer     January 9, 1997
_______________________   (Chief Financial Officer
    Robert S. Taylor        and Accounting Officer)


/s/ Ernest J. Yancey, Jr.           Director           January 9, 1997
__________________________
    Ernest J. Yancey, Jr.


/s/ James E. Ravannack              Director           January 9, 1997
__________________________
   James E. Ravannack


/s/ Richard J. Lazes                Director           January 9, 1997
__________________________
    Richard J. Lazes


/s/ Kenneth C. Boothe
___________________________         Director           January 9, 1997
   Kenneth C. Boothe


___________________________         Director           January __, 1997
     Bradford Small


 /s/ Justin L. Sullivan             Director           January 9, 1997
___________________________
   Justin L. Sullivan